Exhibit 99.8

AMENDED AND RESTATED JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below (the “Parties”) agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, Amendment No. 7, dated January 5, 2024 (and including any further amendments thereto, the “Statement”), with respect to the common stock, par value $0.001 per share, of Great Elm Group, Inc., a Delaware corporation. This Amended and Restated Joint Filing Agreement shall be filed as an Exhibit to the Statement filed by the Parties.

Dated: January 5, 2024

NORTHERN RIGHT CAPITAL MANAGEMENT, L.P.

By: BC Advisors, LLC, its general partner

By:	/s/ Matthew A. Drapkin
	Name:	Matthew A. Drapkin
	Title:	Managing Member

NORTHERN RIGHT CAPITAL (QP), L.P.

By: Northern Right Capital Management, L.P., its general partner

By: BC Advisors, LLC, its general partner

By:	/s/ Matthew A. Drapkin
	Name:	Matthew A. Drapkin
	Title:	Managing Member

BC ADVISORS, LLC

By:	/s/ Matthew A. Drapkin
	Name:	Matthew A. Drapkin
	Title:	Managing Member

/s/ Matthew A. Drapkin
Matthew A. Drapkin